EXHIBIT 3.2

AMENDED AND RESTATED

BY-LAWS

OF

A-MARK PRECIOUS METALS, INC.

October 27, 2022

ARTICLE 1
STOCKHOLDERS

1.1 Place of Meetings. Meetings of stockholders must be held at such place, either within or outside the State of Delaware, as the board of directors may designate from time to time.

1.2 Annual Meetings. Annual meetings of stockholders must be held at the day and time fixed, from time to time, by the board of directors, except if that day is a legal holiday, then the annual meeting will be held on the next following business day. At each annual meeting the stockholders may elect a board of directors by plurality vote and transact such other business as may be properly brought before the meeting.

1.3 Special Meetings. Special meetings of the stockholders may be called by the board of directors, the Chairman of the Board, or the Chief Executive Officer.

1.4 Notice of Meetings. Written notice of each meeting of the stockholders stating the place, date and hour of the meeting must be given by or at the direction of the board of directors to each stockholder entitled to vote at the meeting at least ten, but not more than 60, days prior to the meeting. Notice of any special meeting must state in general terms the purpose or purposes for which the meeting is called.

1.5 Quorum; Adjournments of Meetings. The holders of a majority of the issued and outstanding shares of the capital stock of the Corporation entitled to vote at a meeting, present in person or represented by proxy, will constitute a quorum for the transaction of business at that meeting; but if there is less than a quorum, the holders of a majority of the stock so present or represented may adjourn the meeting to another time or place, from time to time, until a quorum is present, whereupon the meeting may be held, as adjourned, without further notice, except as required by law, and any business may be transacted thereat that might have been transacted at the meeting as originally called.

1.6 Voting. At any meeting of the stockholders every registered owner of shares entitled to vote may vote in person or by proxy and, except as otherwise provided by statute, in the certificate of incorporation or these bylaws, will have one vote for each such share standing in that registered owner’s name on the books of the Corporation. Except as otherwise required by statute, the certificate of incorporation, or these bylaws, all matters other than the election of directors brought before any meeting of the stockholders will be decided by a vote of a majority in interest of the stockholders of the Corporation present in person or by proxy at that meeting and voting thereon, a quorum being present.

1.7 Record Date. The board of directors may fix in advance a record date for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, which record date will not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which record date will not be less than ten nor more than 60 days prior to that meeting. In the absence of any action by the board of directors, the close of business on the date next preceding the day on which the notice is given will be the record date, or, if notice is waived, the close of business on the day next preceding the day on which the meeting is held will be the record date.

1.8 Inspectors of Election. The board of directors, or, if the board of directors has not made the appointment, the chairman presiding at any meeting of stockholders, will have the power to appoint one or more persons to act as inspectors of election at the meeting or any adjournment thereof, but no candidate for the office of director may be appointed as an inspector at any meeting for the election of directors.

1.9 Chairman of Meetings. The Chairman of the Board or, in his absence, the Chief Executive Officer will act as chairman of any meeting of the stockholders. In the absence of both the Chairman of the Board and the Chief Executive Officer, a majority of the members of the board of directors present in person at that meeting may appoint any other officer or director to act as chairman of the meeting.

1.10 Secretary of Meetings. The Secretary of the Corporation will act as secretary of all meetings of the stockholders. In the absence of the Secretary, the chairman of the meeting may appoint any other person to act as secretary of the meeting.

1.11 Advance Notice of Stockholder Business.

(a) Only such business shall be conducted as shall have been properly brought before a meeting of the stockholders of the Corporation. To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board in accordance with Section 1.4, (ii) otherwise properly brought before the meeting by or at the direction of the Board, or (iii) a proper matter for stockholder action under the DGCL that has been properly brought before the meeting by a stockholder (A) who is a stockholder of record on the date of the giving of the notice provided for in this Section 1.11 and on the record date for the determination of stockholders entitled to vote at such annual meeting and (B) who complies with the notice procedures set forth in this Section 1.11. For such business to be considered properly brought before the meeting by a stockholder such stockholder must, in addition to any other applicable requirements, have given timely notice in proper form of such stockholder's intent to bring such business before such meeting. To be timely, such stockholder’s notice must be delivered to or mailed and received by the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the anniversary date of the immediately preceding annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made, whichever occurs first.

(b) To be in proper form, a stockholder's notice to the secretary shall be in writing and shall set forth: (i) the name and record address of the stockholder who intends to propose the business and the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder; (ii) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to introduce the business specified in the notice; (iii) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (iv) any material interest of the stockholder in such business; and (v) any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(c) Notwithstanding the foregoing, in order to include information with respect to a stockholder proposal in the proxy statement and form of proxy for a stockholder's meeting, stockholders must provide notice as required by, and otherwise comply with the requirements of, the Exchange Act and the regulations promulgated thereunder.

(d) No business shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in this Section. The chairman of the meeting may refuse to acknowledge the proposal of any business not made in compliance with the foregoing procedure.

1.12 Advance Notice of Director Nominations.

(a) Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation, except as may be otherwise provided in the Certificate with respect to the right of holders of Preferred Stock to nominate and elect a specified number of directors. To be properly brought before an annual meeting of stockholders, or any special meeting of stockholders called for the purpose of electing directors, nominations for the election of director must be (i) specified in the notice of meeting (or any supplement thereto), (ii) made by or at the direction of the Board (or any duly authorized committee thereof) or (iii) made by any stockholder of the Corporation (A) who is a stockholder of record on the date of the giving of the notice provided for in this Section 1.12 and on the record date for the determination of stockholders entitled to vote at such meeting and (B) who complies with the notice procedures set forth in this Section 1.12.

(b) In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation. To be timely, a stockholder's notice to the secretary must be delivered to or mailed and received at the principal executive offices of the Corporation, in the case of an annual meeting, in accordance with the provisions set forth in Section 2.14, and, in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs.

(c) To be in proper written form, a stockholder's notice to the secretary must set forth: (i) as to each person whom the stockholder proposes to nominate for election as a director (A) the name, age, business address and residence address of the person, (B) the principal occupation or employment of the person, (C) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the person, (D) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder, and (E) any other information relating to such person that is required to be disclosed in solicitations of proxies for elections of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including without limitation such person's written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected); and (ii) as to such stockholder giving notice, the information required to be provided pursuant to Section 1.11.

(d) No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 1.12. If the chairman of the meeting properly determines that a nomination was not made in accordance with the foregoing procedures, the chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

ARTICLE 2
BOARD OF DIRECTORS

2.1 Number of Directors. The number of directors of the Corporation shall be not less than three (3), shall initially be seven (7) and shall otherwise be such number as determined from time to time by the board of directors.

2.2 Term of Office. At each annual meeting of stockholders, each directors will be elected to hold office for a term extending until the next annual meeting of stockholders and until his or her successor is elected and qualified or until his or her earlier resignation, removal from office, or death.

2.3 Changes in Number. Any change in the authorized number of directors will not increase or shorten the term of any director, and any decrease will become effective only as and when the term or terms of office of the directors affected thereby expire, or a vacancy or vacancies occurs.

2.4 Vacancies. Whenever any vacancy occurs in the board of directors by reason of death, resignation, removal, increase in the number of directors, or otherwise, it may be filled only by the affirmative vote of a majority of the directors then in office, although less than a quorum of the board of directors, or by a sole remaining director until a successor is elected and qualified at an annual meeting of stockholders or at a special meeting called for that purpose.

2.5 First Meeting. The first meeting of each newly elected board of directors, with respect to which no notice will be necessary, must be held immediately following the annual meeting of stockholders at which directors were elected or any adjournment thereof, at the place that annual meeting of stockholders was held or at such other place as a majority of the members of the newly elected board of directors who are then present determine, for the election or appointment of officers for the ensuing year and the transaction of such other business as may be brought before that meeting.

2.6 Regular Meetings. Regular meetings of the board of directors, other than the first meeting, may be held without notice at such times and places as the board of directors may from time to time determine.

2.7 Special Meetings. Special meetings of the board of directors may be called by order of the Chairman of the Board, the Chief Executive Officer, or any two directors. Notice of the time and place of each special meeting must be given by or at the direction of the person or persons calling the meeting by mailing the same at least three days before the meeting or by telephoning, sending by facsimile, or delivering personally the same at 24 hours before the meeting to each director. Except as otherwise specified in the notice thereof, or as required by statute, the certificate of incorporation or these bylaws, any and all business may be transacted at any special meeting.

2.8 Place of Conference Call Meeting. Any meeting at which one or more of the members of the board of directors or of a committee designated by the board of directors participates by means of conference telephone or similar communications equipment will be deemed to have been held at the place designated for that meeting, provided that at least one member is at that place while participating in the meeting.

2.9 Organization. Every meeting of the board of directors must be presided over by the Chairman of the Board, or, in his absence, the Chief Executive Officer. In the absence of the Chairman of the Board and the Chief Executive Officer, a presiding officer must be chosen by a majority of the directors present. The Secretary of the Corporation shall act as secretary of the meeting, but, in his absence, the presiding officer may appoint any person to act as secretary of the meeting.

2.10 Quorum; Vote. A majority of the directors then serving will constitute a quorum for the transaction of business, but less than a quorum may adjourn any meeting to another time or place from time to time until a quorum is present, whereupon the meeting may be held, as adjourned, without further notice. Except as otherwise required by statute, the certificate of incorporation, or these bylaws, all matters coming before any meeting of the board of directors will be decided by the vote of a majority of the directors present at the meeting, a quorum being present.

2.11 Compensation. The board of directors may fix the compensation, including fees and reimbursement of expenses, of directors for services to the Corporation in any capacity.

2.12 Resignations. Any director of the Corporation may resign at any time by giving written notice of his or her resignation to the board of directors, the Chairman of the Board, the Chief Executive Officer, or the Secretary. Any such resignation will take effect at the time specified therein or, if the time when it becomes effective is not specified therein, immediately upon its receipt. Unless otherwise specified therein, the acceptance of any such resignation is not necessary to make it effective.

2.13 Committees. The board of directors, by resolution or resolutions adopted by a majority of the members of the whole board of directors, may appoint an Executive Committee. Any Executive Committee must consist of one or more members of the board of directors and must include the Chairman of the Board or the Chief Executive Officer or both of them. Between any meetings of the board of directors, any Executive Committee will have and may exercise all the powers and authority of the board of directors except as forbidden by law or these bylaws or as the board of directors may specifically reserve by resolution.

(a) The board of directors, by resolution or resolutions adopted by a majority of the members of the whole board of directors, may also appoint such other committees as it may deem appropriate. Each such committee will consist of one or more members of the board of directors and will have only such authority as the board of directors may specifically delegate by resolution.

(b) A majority of each committee may determine its agenda and may fix the time and place of its meetings, unless provided otherwise by the board of directors. The board of directors has the power at any time to fill vacancies in, to change the size or membership of and to discharge any such committee. No director will continue to be a member of any committee after that director ceases to be a director of the Corporation.

(c) Each committee must keep a written record of its acts and proceedings and must submit that record to the board of directors at such times as requested by the board of directors. Failure to submit any such record, or failure of the board of directors to approve any action indicated therein, will not, however, invalidate such action to the extent it has been carried out by the Corporation prior to the time the record of that action was, or should have been, submitted to the board of directors as herein provided.

ARTICLE 3
OFFICERS

3.1 General. The board of directors must elect the officers of the Corporation, which include a Chairman of the Board, a Chief Executive Officer, a President, a Secretary, a Chief Financial Officer, and such other or additional officers (including, without limitation, one or more Vice-Chairmen of the Board, Executive Vice-Presidents, Vice-Presidents, Assistant Vice-Presidents, Assistant Secretaries, and Assistant Treasurers) as the board of directors may designate.

3.2 Term of Office; Removal and Vacancy. Each officer will hold office until that officer’s successor is elected and qualified or until that officer’s earlier resignation or removal. Any officer or agent will be subject to removal with or without cause at any time by the board of directors. The board of directors may fill any vacancies in any office, whether occurring by death, resignation, removal or otherwise.

3.3 Powers and Duties. Each of the officers of the Corporation will, unless otherwise ordered by the board of directors, have such powers and duties as generally pertain to that officer’s office as well as those powers and duties as from time to time may be conferred upon that officer by the board of directors.

3.4 Power to Vote Stock. Unless otherwise ordered by the board of directors, the Chairman of the Board and the Chief Executive Officer each have full power and authority on behalf of the Corporation to attend and to vote at any meeting of stockholders of any corporation in which the Corporation holds stock, and may exercise on behalf of the Corporation any and all of the rights and powers incident to the ownership of that stock at any such meeting and have power and authority to execute and deliver proxies, waivers, and consents on behalf of the Corporation in connection with exercise by the Corporation of the rights and powers incident to the ownership of that stock. The board of directors, from time to time, may confer like powers upon any other person or persons.

ARTICLE 4
CAPITAL STOCK

4.1 Certificates of Stock. The board of directors shall from time to time prescribe the form of certificates representing shares of capital stock of the Corporation. To be valid, such each such certificate must be signed by the Chairman of the Board, the Chief Executive Officer, or the President and by the Chief Financial Officer or the Secretary. Shares of the Corporation’s capital stock may also be evidenced by registration in the holder’s name in uncertificated, book-entry form on the books of the Corporation in accordance with a direct registration system approved by the Securities and Exchange Commission and by any securities exchange on which the stock of the Corporation may from time to time be traded.

4.2 Transfer of Stock. Shares of capital stock of the Corporation are transferable on the books of the Corporation only by the holder of record thereof, in person or by duly authorized attorney, upon surrender and cancellation of certificates for a like number of shares, with an assignment or power of transfer endorsed thereon or delivered therewith, duly executed, and with such proof of the authenticity of the signature and of authority to transfer, and of payment of transfer taxes, as the Corporation or its agents may require.

4.3 Ownership of Stock. The Corporation is entitled to treat the holder of record of any share or shares of stock as the owner thereof in fact and is not bound to recognize any equitable or other claim to or interest in those shares on the part of any other person, whether or not it has express or other notice thereof, except as otherwise expressly provided by law.

ARTICLE 5
INDEMNIFICATION

5.1 Indemnification. The Corporation shall, to the maximum extent permitted from time to time under the law of the State of Delaware, indemnify any current or former director or officer of the Corporation who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding or claim, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that such person (i) is or was serving in such capacity or (ii) is or was serving at the request of the Corporation as a director, officer, employee, member of the governing body, general partner, member, or agent or fiduciary of, or in any other capacity for, another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans (each such person described in the foregoing clauses (i) and (ii), an “Indemnified Person”), against all liability, claims, damages, costs and loss suffered and expenses (including attorneys’ fees), judgments, fines, penalties and amounts paid in settlement or otherwise incurred (and not otherwise recovered) in connection with the investigation, preparation to defend or defense of such proceeding; provided, however, that the foregoing shall not require this Corporation to indemnify any person in connection with any proceeding initiated by or on behalf of such Indemnified Person other than an action authorized by the Board of Directors. Such indemnification shall not be exclusive of other indemnification rights arising under the certificate of incorporation, any by-law, agreement, vote of directors or stockholders or otherwise and shall inure to the benefit of the heirs and legal representatives of such person. Any person seeking indemnification under this Article 5 shall be deemed to have met the standard of conduct required for such indemnification unless the contrary shall be established by a final, non-appealable judgment. Any repeal or modification of the foregoing provisions of this Article 5 shall not adversely affect any right or protection of a Indemnified Person with respect to any acts or omissions of such Indemnified Person occurring prior to such repeal or modification. For purposes of this Article 5, the term “officer of the Corporation” includes an officer identified in or designated by the Board under Section 3.1 of these bylaws.

5.2 Expenses. The Corporation shall advance and pay on a current and as-incurred basis or promptly reimburse expenses incurred by any Indemnified Person in the investigation, preparation to defend or defense of or otherwise participating in any proceeding in advance of the final disposition of such proceeding, including appeals, upon presentation of (i) an unsecured written undertaking to repay such amounts if it is ultimately determined that the person is not entitled to indemnification hereunder and (ii) adequate documentation reflecting such expenses.

5.3 Nonexclusivity. Nothing herein shall limit or affect any right of any Indemnified Person otherwise than hereunder to indemnification or expenses, including attorneys' fees, under any statute, rule, regulation, certificate of incorporation, by-law, insurance policy, contract or otherwise.

5.4 Amendment. Anything in these bylaws to the contrary notwithstanding, no elimination of this Article 5, and no amendment of this Article 5 adversely affecting the right of any Indemnified Person to indemnification or advancement of expenses hereunder will be effective until the 60th day following notice to that Indemnified Person of that action, and no elimination of or amendment to this Article 5 will thereafter deprive any Indemnified Person of his or her rights hereunder arising out of alleged or actual occurrences, acts or failures to act prior to that 60th day.

5.5 No Inconsistent Action. The Corporation shall not, except by elimination or amendment of this Article 5 in a manner consistent with the Article 5.4, take any corporate action or enter into any agreement that prohibits, or otherwise limits the rights of any Indemnified Person to, indemnification in accordance with the provisions of this Article 5. The indemnification of any Indemnified Person provided by this Article 5 will be deemed to be a contract between the Corporation and each Indemnified Person and will continue after that Indemnified Person has ceased to be a director or officer of the Corporation and will inure to the benefit of that Indemnified Person's heirs, executors, administrators and legal representatives. If the Corporation fails timely to make any payment pursuant to the indemnification and advancement or reimbursement of expenses provisions of this Article 5 and an Indemnified Person commences an action or proceeding to recover such payment, the Corporation in addition shall advance or reimburse such Indemnified Person for the legal fees and other expenses of such action or proceeding.

5.6 Indemnification Agreement. The Corporation is authorized to enter into agreements with any of its directors or officers extending rights to indemnification and advancement of expenses to such Indemnified Person to the fullest extent permitted by applicable law, but the failure to enter into any such agreement will not affect or limit the rights of such Indemnified Person pursuant to this Article 5, it being expressly recognized hereby that all directors or officers of the Corporation, by serving as such after the adoption hereof, are acting in reliance hereon and that the Corporation is estopped to contend otherwise. Persons who are not directors or officers of the Corporation will be similarly indemnified and entitled to advancement or reimbursement of expenses to the extent authorized at any time by the board of directors.

5.7 Unenforceability. In case any provision in this Article 5 shall be determined at any time to be unenforceable in any respect, the other provisions shall not in any way be affected or impaired thereby, and the affected provision shall be given the fullest possible enforcement in the circumstances, it being the intention of the Corporation to afford indemnification and advancement of expenses to its directors or officers, acting in such capacities or in the other capacities mentioned herein, to the fullest extent permitted by law whether arising from alleged or actual occurrences, acts or failures to act occurring before or after the adoption of this Article 5.

5.8 Definition. For purposes of this Article 5, the term “Corporation” includes any legal successor to the Corporation, including any corporation that acquires all or substantially all of the assets of the Corporation in one or more transactions.

ARTICLE 6
MISCELLANEOUS

6.1 Corporate Seal. The seal of the Corporation must be circular in form and contain the name of the Corporation and the year and state of incorporation.

6.2 Fiscal Year. The board of directors has the power to fix, and to change from time to time, the fiscal year of the Corporation.

ARTICLE 7
AMENDMENTS

7.1 The board of directors shall have the power to adopt, amend or repeal the bylaws of the Corporation, subject to the power of the stockholders to adopt, amend and repeal bylaws; provided that the board of directors shall not have the power to amend or repeal any bylaw adopted by stockholders, if the stockholders specifically provide that such bylaw is not subject to amendment or repeal by the directors.